Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-254887) on Form S-8 of our report dated March 3, 2022, relating to the financial statements of Alignment Healthcare, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche, LLP

Los Angeles, California

March 3, 2022